eAcceleration Corp.
                 Acceleration Software International Corporation
                             1223 NW Finn Hill Road
                            Poulsbo, Washington 98370

                                                   June 30, 2000

Shane H. Traveller
c/o Trimedyne
2801 Barranca Road
Irvine, California 92606

          Re: Severance, Settlement and General Release Agreement dated as of February 9, 2000 among eAcceleration Corp., Acceleration Software International Corporation ("ASIC") and you (the "Severance Agreement")
               --------------------------------------------------------

Dear Mr. Traveller:

     This letter confirms the following:

     1. Paragraph 3(d) of the Severance Agreement is hereby amended to increase the payment set forth in such paragraph from $17,000 to $22,300.

     2. Paragraph 3(e) of the Severance Agreement is hereby amended to increase the exercise price per share of ASIC common stock from $2.39 to $2.655 (equivalent to $5.31 per share of eAcceleration Corp. common stock).

     3. Except as specifically set forth above, all of the terms and provisions set forth in the Severance Agreement shall remain in full force and effect.

     If the foregoing accurately sets forth your understanding, please sign where indicated below.

                                           Very truly yours,

                                           EACCELERATION CORP.

                                           ACCELERATION SOFTWARE
                                           INTERNATIONAL CORPORATION


                                          By:  /s/ Clint Ballard
                                             -------------------------------
                                             Clint Ballard
                                             President

Accepted and agreed as of
the date first above written:

/s/ Shane H. Traveller
--------------------------
Shane H. Traveller